UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 7, 2014

001-35922
(Commission file number)

PEDEVCO CORP.
(Exact name of registrant as specified in its charter)

Texas	22-3755993
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
 (Address of principal executive offices)

(855) 733 2685
(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Note Purchase Agreement

On March 7, 2014, PEDEVCO Corp. (the “Company”, “we”, “us” or “PEDEVCO”) entered into and effected the transactions contemplated by a Note Purchase Agreement (the “Note Purchase”), between the Company, BRe BCLIC Primary, BRe BCLIC Sub, BRe WNIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJ Credit LLC (“RJC”), as investors (collectively, the “Investors”), and BAM Administrative Services LLC, as agent for the Investors (the “Agent”).

Pursuant to the Note Purchase, the Company sold the Investors Secured Promissory Notes in the aggregate amount of $34.5 million (the “Initial Notes”).

The Company received $29,325,000 before expenses in connection with the sale of the Initial Notes after paying the Investors an original issue discount in connection with the sale of the Notes of $1,725,000 (5% of the balance of the Initial Notes); and an underwriting fee of $3,450,000 (10% of the balance of the Initial Notes). In connection with the Note Purchase, the Company also reimbursed approximately $135,000 of the legal fees and expenses of the Investors’ counsel, and paid the Casimir Note Closing Fee of $1,466,250, to Casimir, the Company’s investment banker in the transaction, as described and defined below, leaving a net of approximately $27,473,095 which was received by the Company on March 7, 2014.

From time to time, subject to the terms and conditions of the Note Purchase (including the requirement that the Company has deposited funds in an aggregate amount of any additional requested loan into a segregated bank account (the “Company Deposits”)), and prior to the Maturity Date (defined below), the Company has the right to request additional loans (to be evidenced by notes with substantially similar terms as the Initial Notes, the “Subsequent Notes”, and together with the Initial Notes, the “Notes”) from RJC, up to an an additional $15.5 million in total or an aggregate of $50 million together with the Initial Notes.  The Company is required to pay original issue discounts in the amount of 5% of the funds borrowed, underwriting fees in the amount of 10% of the amount of the funds borrowed, reimburse certain of the legal fees of RJC’s counsel, and pay applicable fees to Casimir representing 5% of any funds borrowed, in connection with funds borrowed under any Subsequent Notes.  Funds borrowed under any Subsequent Notes are only eligible to be used by the Company, together with Company Deposits, for approved authorization for expenditures (“AFEs”) issued for a well or wells to be drilled and completed on any properties acquired in connection with the Continental Acquisition (defined and described below under Item 2.01), or properties owned by the Company and located in Comanche, Harper, Barber and Kiowa Counties, Kansas (the “Mississippian Property”) (the “Permitted Expenditures”).  The total aggregate amount of any Subsequent Notes cannot exceed $15.5 million and in the event the Company drills a dry hole, the Company is prohibited from using the proceeds from the sale of any Subsequent Notes, without the consent of RJC.  Additionally, pursuant to the Note Purchase, no proceeds the Company receives from the transfer, sale, assignment or farm-out of the Mississippian Property may be used to fund the Company Deposits.

The Notes are due and payable on on March 6, 2017 (the “Maturity Date”), and may be repaid in full without premium or penalty at any time.

The Note Purchase Agreement contains customary representations, warranties, covenants and requirements for the Company to indemnify the Investors and the Agent, and their affiliates, related parties and assigns.  The Note Purchase Agreement also includes various covenants (positive and negative) binding the Company, including, requiring that the Company maintain the registration of its common stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); requiring the Company to maintain the listing of its common stock on the NYSE MKT; requiring that the Company timely file periodic reports under the Exchange Act; requiring that the Company provide the Agent yearly and quarterly budgets and certain reserve reports; requiring that the Company provide capital expenditure plans to the Agent prior to making any Permitted Expenditures; prohibiting the Company and its subsidiaries from creating or becoming subject to any indebtedness other than the Notes, except pursuant to certain exceptions, including that such indebtedness is made subordinate to the Notes (and other documents entered into in connection with the Note Purchase) pursuant to a subordination agreement in form and substance reasonably acceptable to the Agent and Investors; and prohibiting the Company or its subsidiaries from merging, selling their assets (except in the usual course of business), altering their organizational structure, winding up or liquidating, providing that nothing prevents the Company from transferring, selling, assigning or farming-out, its working interest in all or any portion of the Mississippian Property, in an arm’s length, commercially and economically reasonable bona fide transaction, subject to certain requirements, including that RJ Corp. (defined below) receives a pro rata portion, based on its working interest in the Mississippian Property, of any consideration received by the Company (or certain subsidiaries) in connection with such transaction and any remaining proceeds are used to prepay the Notes, unless such funds are to be used within 360 days to acquire oil and gas properties, fund a portion of the capital expenditure plan, or acquire equipment or other tangible assets.

As additional consideration for RJC providing the loan evidenced by its Initial Note and agreeing, subject to the terms of the Note Purchase, to provide the funding contemplated by the Subsequent Notes, the Company entered into and effected the following transactions in favor of RJC and its affiliate RJ Resources Corp. (“RJ Corp.”), on March 7, 2014 concurrent with the closing of the transactions contemplated by the Note Purchase:

•
A Purchase and Sale Agreement, by and between Pacific Energy Development Corp.’s (the Company’s wholly-owned subsidiary, “PEDCO”) wholly-owned subsidiary, Red Hawk Petroleum, LLC (“Red Hawk”) and RJ Corp. (the “Red Hawk Purchase”);

•	The Asia Sixth Purchase Agreement, by and between PEDCO and RJ Corp. (the “Asia Sixth Purchase”); and

•	A Membership Interest Purchase Agreement, by and between PEDCO and RJ Corp. (the “Membership Purchase”).

Pursuant to the Red Hawk Purchase, Red Hawk transferred 50% of its right, title and interest to the properties and assets acquired by the Company pursuant to the Continental Acquisition, described below under Item 2.01. The Red Hawk Purchase contains customary representations, warranties, covenants and indemnities by the parties thereto and also provides that for three years from March 7, 2014, RJ Corp. does not have the right to propose or conduct any operations on the property acquired pursuant to the Red Hawk Purchase, unless (a) approved by Red Hawk, or (b) unless Red Hawk fails to execute the portion of the then current capital expenditure plan related to such applicable assets, provided that RJ Corp. may not (i) propose to drill more wells on such lands during the calendar year covered by such capital expenditure plan than are prescribed in the portion of such applicable capital expenditure plan and (ii) propose or conduct any operations on such lands during the following calendar year in excess of the operations budgeted for in the portion of such applicable capital expenditure plan.

Pursuant to the Asia Sixth Purchase, PEDCO agreed, at the option of RJ Corp., to either (a) provide for the issuance of the share certificate representing the shares of capital stock due from Asia Sixth Energy Resources Limited (“Asia Sixth”), representing 51% of the total issued and outstanding share capital of Asia Sixth (the “Subscription Shares”), which the Company has the right to purchase pursuant to the Shares Subscription Agreement dated September 11, 2013 (the “Shares Subscription Agreement”), to a Delaware limited liability company to be formed by PEDCO (such company, the “Nominee”) and to convey to RJ Corp. fifty percent (50%) of the limited liability company interests issued by the Nominee or (b) provide for fifty percent (50%) of such Subscription Shares to be issued directly to RJ Corp. or its designee.  Additionally, the Asia Sixth Purchase provides that if any part of the $10 million deposit previously paid by the Company in connection with the Shares Subscription Agreement is returned to the Company, 50% of any such returned funds will be paid to RJ Corp. The Asia Sixth Purchase contains customary representations, warranties, covenants and requirements for PEDCO to indemnify RJ Corp., subject to the terms and conditions of the Asia Sixth Purchase.

Pursuant to the Membership Purchase, PEDCO agreed to transfer 50% of PEDCO MSL Merger Sub LLC, LLC, a Nevada limited liability company (“MSL Merger Sub”), which was wholly-owned by PEDCO immediately prior to the transactions contemplated by the Membership Purchase, to RJ Corp. The Membership Purchase contains customary representations, warranties, covenants and requirements for PEDCO to indemnify RJ Corp., subject to the terms and conditions of the Membership Purchase.  Immediately subsequent to the closing of the transactions contemplated by the Membership Purchase, PEDCO’s wholly-owned subsidiary, Pacific Energy Development MSL, LLC (“PEDCO MSL”) and MSL Merger Sub, entered into an Agreement and Plan of Merger (the “Plan of Merger”), pursuant to which PEDCO MSL will be merged with and into MSL Merger Sub, with MSL Merger Sub being the surviving entity in the merger, and concurrently therewith affecting a name change to Pacific Energy Development MSL, LLC, which will be affected pursuant to the filing of Articles of Merger with the Secretary of State of Nevada and effective upon such filing, which the Company anticipates occurring shortly after this filing.  The effective result of the Membership Purchase and Plan of Merger will be that RJ Corp. will own 50% of PEDCO MSL.

As a result of the transactions affected by the Red Hawk Purchase, Asia Sixth Purchase, Membership Purchase and Plan of Merger, RJ Corp. acquired ownership of 50% of all of the Company’s oil and gas assets and properties acquired in connection with the Continental Acquisition (defined and described below under Item 2.01), rights to 50% of the oil and gas assets and properties which the Company has the right to acquire in Kazakhstan pursuant to the Shares Subscription Agreement, and effective ownership of 50% of the Mississippian Property (the “Disposition Transactions”).

The Notes bear interest at the rate of 15% per annum, payable monthly in arrears, on the first business day of each month beginning April 1, 2014 (in connection with the Initial Notes), provided that upon the occurrence of an event of default, the Notes bear interest at the lesser of 30% per annum and the maximum legal rate of interest allowable by law. The Company can prepay all or any portion of the principal amount of Notes, without premium or penalty.  The Notes include standard and customary events of default, including, among other things, the Company’s or any subsidiary’s default in the payment of any indebtedness under any agreement, or failure to comply with the terms and conditions of any other agreement related to indebtedness or otherwise, if the effect of such failure or default, is to cause, or permit the holder or holders thereof, or any counterparty to an agreement relating to indebtedness, to cause indebtedness, or amounts due thereunder, in an aggregate amount of $250,000 or more to become due prior to its stated date of maturity or the date such amount would otherwise have been due notwithstanding such default, provided that any failure or default with respect to (1) those certain Secured Promissory Notes dated March 22, 2013, as amended from time to time; and (2) the Amended and Restated Secured Subordinated Promissory Note dated March 25, 2013, as amended from time to time in favor of MIE Jurassic Energy Corporation, shall not trigger an event of default provided there is no violation of the terms and conditions of the Subordination and Intercreditor Agreements then in effect (described in greater detail below under “Amendment to Bridge Notes and Subordination and Intercreditor Agreements”); the loss, suspension or revocation of, or failure to renew, any license or permit, if such license or permit is not obtained or reinstated within thirty (30) days, unless such loss, suspension, revocation or failure to renew could not reasonably be expected to have a material adverse effect on the Company; there is filed against the Company or any subsidiary or any of its officers, members or  managers any civil or criminal action, suit or proceeding under any federal or state racketeering statute (including, without limitation, the Racketeer Influenced and Corrupt Organization Act of 1970), or any civil or criminal action, suit or proceeding under any other applicable law is filed by any governmental entity, that could result in the confiscation or forfeiture of any material portion of any collateral subject to any security interest held by the Investors or the Agent or other assets of such entity or person, and such action, suit or proceeding is not dismissed within one hundred twenty (120) days; or the Company or any subsidiary defaults under the terms and conditions of the Red Hawk Purchase, Asia Sixth Purchase or Membership Purchase.

Upon an event of default under any Notes, the holder of such Note may declare the entire unpaid balance (as well as any interest, fees and expenses) immediately due and payable.  The holders of the Notes have the right to require us to prepay the entire amount of the Notes upon the occurrence of (a) certain consolidations, mergers and combinations of the Company and its subsidiaries; (b) the sale or transfer of more than 50% of our assets or any assets of any subsidiary; (c) the closing of a tender or exchange offer of the Company or an affiliate of more than 50% of the outstanding shares of the Company; or (d) if either Frank Ingriselli or Michael Peterson cease to be involved in the management of the the Company or any subsidiary (except due to death, disability, removal by the Board of Directors, or resignation in order to serve the church, and if a replacement acceptable to the holders is appointed to replace such individual), in each case (a) through (d), subject to certain exceptions described in greater detail in the Note Purchase.

Additionally, the Company is required on the third business day of each month, commencing on April 1, 2014, to prepay the Notes in an amount equal to the lesser of (a) the outstanding principal amount of the Notes and (b) twenty-five percent (25%) of the aggregate of all net revenues actually received by the Company and its subsidiaries (other than net revenues received by Asia Sixth, unless and to the extent received by the Company in the United States) or for the immediately preceding calendar month (or such pro rata portion of the first month the payment is required).  The Notes also provide that RJC is to be repaid (i) accrued interest, only after all of the other Investors are repaid any accrued interest due and (ii) principal, only after all of the other Investors are repaid the full amount of principal due under their Notes, and (iii) that any funding in connection with Subsequent Notes will be made solely by RJC.

The amount outstanding under the Notes is secured by a first priority security interest in all of the Company’s and its subsidiaries' assets, property, real property, intellectual property, securities and proceeds therefrom, granted in favor of the Agent for the benefit of the Investors, pursuant to a Security Agreement and Patent Security Agreement, and described in greater detail therein. Additionally, the Agent, for the benefit of the Investors, was granted a mortgage and security interest in all of the Company’s and its subsidiaries real property as located in the state of Colorado (including those assets acquired pursuant to the Continental Acquisition (defined and described below under Item 2.01)) and the state of Texas pursuant to (i) Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreements filed in Weld County and Morgan County, Colorado; and (ii) a Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production filed in Matagorda County, Texas (collectively, the “Mortgages”).

Additionally, the Company’s obligations under the Notes, Note Purchase Agreement and related agreements were guaranteed by the Company’s direct and indirect subsidiaries, PEDCO, White Hawk Petroleum, LLC (“White Hawk”), Pacific Energy & Rare Earth Limited, Blackhawk Energy Limited, PEDCO MSL and Red Hawk pursuant to a Guaranty Agreement.

The net proceeds from the Initial Funding were used by the Company (along with funds raised through the previously reported February 2014 sale of assets which were formerly owned by White Hawk), to purchase assets located in Weld and Morgan Counties, Colorado, from Continental Resources, Inc. as part of the Continental Acquisition (as defined and described in greater detail below under Item 2.01), which transaction closed on March 7, 2014, and (ii) to pay fees and expenses incurred in connection with the transactions contemplated by the Note Purchase and Continental Acquisition.

We previously engaged Casimir Capital LP (“Casimir”) as our investment banker and non-exclusive placement agent in connection with among other things, the transactions contemplated by the Note Purchase, and in connection with the closing of the Note Purchase, we paid Casimir a fee of $1,466,250 (5% of the funding amount the Company received before expenses of $29,325,000) of the proceeds received in connection therewith (the “Casimir Note Closing Fee”).  Upon the closing of the Note Purchase, we also granted Casimir warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $2.50 per share (the closing sales price of our common stock on the date immediately prior to the closing date of the Note Purchase), which warrants have cashless exercise rights and a term of five years (the “Casimir Warrants”).

The foregoing is only a brief description of the material terms of the Note Purchase, Notes, Red Hawk Purchase, Asia Sixth Purchase, Membership Purchase, Plan of Merger, Security Agreement, Patent Security Agreement, Mortgages, Guaranty Agreement and Casimir Warrants, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Note Purchase, Notes, Red Hawk Purchase, Asia Sixth Purchase, Membership Purchase, Plan of Merger, Security Agreement, Patent Security Agreement, Mortgages, Guaranty Agreement and Casimir Warrants which are filed as Exhibits 10.1, 10.2 through 10.6, 10.15, 10.16, 10.17, 2.1, 10.8, 10.9, 10.10 through 10.14, 10.7, and 10.18, respectively, to this Current Report on Form 8-K, and which terms thereof are incorporated by reference in this Item 1.01.

Rescission of Shares and Warrants and Cancellation of Note

On August 12, 2013, we sold (a) 6,666,667 shares of common stock at a price of $3.00 per share (the “Purchased Shares”), which included rights to the following warrants (b) three-year warrants exercisable on a cash basis only for (i) an aggregate of 666,667 shares of common stock at $3.75 per share, (ii) an aggregate of 666,667 shares of common stock at $4.50 per share, and (iii) an aggregate of 666,667 shares of common stock at $5.25 per share (collectively (i), (ii) and (iii), the “Purchased Warrants”), to Yao Hang Finance (Hong Kong) Limited (the “Lead Investor”) in consideration for $20 million.

The Lead Investor paid $10 million in cash at the closing, and entered into a common stock and Warrant Subscription Agreement (the “Subscription Agreement”), First Amendment to common stock and Warrant Subscription Agreement (the “Amendment”), and full-recourse promissory note (the “Note”), which Amendment and Note required that it pay the balance of $10 million in cash no later than December 1, 2013, with 3,333,333 of the shares of common stock issued to the Lead Investor in the Private Placement (the “Escrowed Shares”), as well as warrants exercisable for (i) an aggregate of 333,333 shares of common stock at $3.75 per share, (ii) an aggregate of 333,333 shares of common stock at $4.50 per share, and (iii) an aggregate of 333,333 shares of common stock at $5.25 per share (collectively (i), (ii) and (iii), the “Escrowed Warrants”), being held in escrow by the Company pending the Lead Investor’s payment in full of the $10 million due under the Note.

The Lead Investor failed to pay the $10 million balance due under the Note by December 1, 2013, and has not paid any funds in connection with such remaining Note balance to date.  On March 7, 2014, the Company notified the Lead Investor that, effective immediately, the Escrowed Shares and Escrowed Warrants were rescinded as permitted pursuant to the terms of the Note, and the Note was cancelled and forgiven, with no further action required by the Lead Investor (the “Cancellation”).

Pursuant to the terms of our September 16, 2013, Share Subscription Agreement which provides us rights to acquire an approximate 51% ownership in Asia Sixth, which holds an approximate 60% ownership interest in Aral Petroleum Capital Limited Partnership (“Aral”), a Kazakhstan entity, which holds a 100% operated working interest in a production license issued by the Republic of Kazakhstan that expires in 2035 in western Kazakhstan, we were required to pay the Note proceeds to Asia Sixth in the event we received such proceeds, provided that if such proceeds were not received, the required amount of the Share Subscription Agreement was to automatically be reduced from $20 million to $10 million (which $10 million deposit has previously been paid by the Company).  Consequently, the rescission of the Note has no net effect on us or our obligations under the Share Subscription Agreement because (a) if such Note was paid in full we would have been required to pay such funds directly to Asia Sixth; and (b) the result of such funds not being paid only results in a decrease in the required deposit due to Asia Sixth.

Letter Amending Cash Compensation Payable to South Texas Reservoir Alliance LLC

On March 7, 2014, PEDCO MSL and South Texas Reservoir Alliance LLC (“STXRA”) entered into a letter agreement providing for $405,777 of cash consideration owed to STXRA for consulting services provided by STXRA to PEDCO MSL to be satisfied in full through the issuance by the Company to STXRA of an aggregate total of 190,000 shares of restricted common stock of the Company, subject to the NYSE MKT’s approval of the additional listing of such shares, if and as required.

Amendment to Bridge Notes and Subordination and Intercreditor Agreements

On March 7, 2014, we entered into Second Amendment to Secured Promissory Notes (each, an “Amended Note,” and collectively, the “Amended Notes”) with all but one of the holders (each holder who agreed to such Amendment Notes, the “Bridge Investors”) of those certain Secured Promissory Notes (the “Bridge Notes”), originally issued by the Company on March 22, 2013 (and previously amended on December 16, 2013 (the “First Amendment”)) in a private placement transaction in which the Company sold and issued to the Bridge Investors a total of $4.0 million of Bridge Notes and certain warrants to purchase shares of our common stock.

The Amended Notes amended the Bridge Notes to allow the holders thereof the right to convert up to 100% of the outstanding and unpaid principal amount (but in increments of not less than 25% of the principal amount of each Bridge Note outstanding as of the entry into the Amended Notes and only up to four (4) total conversions of not less than 25% each); the additional payment-in-kind cash amount equal to 10% of the principal amount of each holder’s Bridge Note which was deferred pursuant to the First Amendment; and all accrued and unpaid interest under each Bridge Note (collectively, the “Conversion Amount”) into common stock of the Company, subject to an additional listing application regarding such common stock being approved by the NYSE MKT.  Upon a conversion, the applicable holder shall receive that number of shares of common stock as is determined by dividing the Conversion Amount by a conversion price (the “Conversion Price”) as follows:

           (A)           prior to June 1, 2014, the Conversion Price shall be $2.15 per share; and

           (B)           following June 1, 2014, the denominator used in the calculation described above shall be the greater of (i) 80% of the average of the closing price per share of the Company’s publicly traded common stock for the five (5) trading days immediately preceding the date of the conversion notice provide by the holder; and (ii) $0.50 per share.

Additionally, each Bridge Investor entered into a Subordination and Intercreditor Agreement in favor of the Agent, subordinating and deferring the repayment of the Bridge Notes, and actions in connection with the security interests provided under the Bridge Notes, until full repayment of the Notes sold pursuant to the Note Purchase. The Subordination and Intercreditor Agreements also prohibit us from repaying the Bridge Notes until the Notes have been paid in full, except that we are allowed to repay the Bridge Notes from net proceeds received from the sale of common or preferred stock (i) in calendar year 2014 if such net proceeds received in such calendar year exceeds $35,000,000, (ii) in calendar year 2015 if such net proceeds received in such calendar year exceeds $50,000,000, and (iii) in calendar year 2016 if such net proceeds actually received in such calendar year exceeds $50,000,000.

Frank C. Ingriselli, the Company’s President, Chief Executive Officer, and member of the Company’s Board of Directors, originally provided us $1.0 million in Bridge Notes (which was reduced to $500,000 in connection with payments made pursuant to the First Amendment) and Clark R. Moore, the Company’s Executive Vice President and General Counsel, originally provided us $50,000 in Bridge Notes (which was reduced to $25,000 in connection with payments made pursuant to the First Amendment), provided that prior to the Bridge Note Investors’ entry into the Amended Notes, Mr. Ingriselli and Mr. Moore transferred their Bridge Notes to non-affiliates of the Company and as such, as of the date of the Amended Notes, such officers no longer held any Bridge Notes or rights thereunder.

The foregoing is only a brief description of the material terms of the Amended Notes and Subordination and Intercreditor Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Form of Amendment Note and Form of Subordination and Intercreditor Agreement, which are filed as Exhibits 10.19 and 10.20, respectively, to this Current Report of Form 8-K, and which terms thereof are incorporated by reference in this Item 1.01.

Second Amendment to  Continental Resources, Inc. Purchase and Sale Agreement

            Effective March 7, 2014, immediately prior to closing the Continental Acquisition (defined and described below under Item 2.01), we and Continental Resources, Inc. (“Continental”) entered into Amendatory Letter Agreement No. 2 (the “Second Amendment”) to the Purchase Agreement (defined below under Item 2.01), pursuant to which we updated the schedule of leases subject to the Purchase Agreement to remove certain leases which were excluded from the sale after the completion of our due diligence.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

Closing of Continental Resources, Inc. Purchase and Sale Agreement

As previously reported by the Company in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on January 22, 2014, on January 21, 2014, Red Hawk entered into a Purchase and Sale Agreement (“Purchase Agreement”) with Continental, pursuant to which the Company agreed to acquire Continental’s right, title and interest in approximately net 28,727 acres of oil and gas properties and interests in 40 wells located in the DJ Basin, Colorado, including approximately 2,200 net acres in the prolific Wattenberg Area, for $30 million in cash (subject to adjustment as provided in the Purchase Agreement)(the “Purchase Price” and the “Continental Acquisition”).  The acreage, located in the Niobrara Shale Formation, includes approximately 28,241 net acres located in Weld County, Colorado and approximately 486 net acres located in Morgan County, Colorado (the “Niobrara Acreage”).  Of these 40 wells, 11 are operated, 14 are non-operated, and the Company will have an after-payout interest in 15.  All of Continental’s leases and related rights, oil and gas and other wells, equipment, easements, contract rights, and production effective as of the December 1, 2013 effective date of the agreement were included in the purchase.

The Company paid $1.5 million of the Purchase Price as a deposit upon entering into the Purchase Agreement (the “Deposit”).  The final Purchase Price after adjustments as described in the Purchase Agreement was $28,521,822, leaving $27,031,822 due to Continental after the payment of the Deposit (the “Final Purchase Price”), provided that we also assumed an obligation in connection with approximately $845,000 of suspense accounts payable to royalty owners, mineral owners and other persons with an interest in production associated with the assets acquired, pertaining to oil and gas produced, which Continental had not paid as of closing.

On March 7, 2014, we used the funds received in connection with the Note Purchase to pay the Final Purchase Price, closed the Purchase Agreement and acquired the Niobrara Acreage (representing a total of 27,990 net acres at closing), provided that pursuant to the Red Hawk Purchase, described above, we transferred 50% of such assets to RJ Corp. as additional consideration for agreeing to make the loans evidenced by the Notes and to make subsequent loans, as provided in the Note Purchase in connection with Subsequent Notes.

Dispositions in Connection With Note Purchase and Related Agreements

See the discussion under Item 1.01 above with respect to the Disposition Transactions and related agreements, which is incorporated herein by reference.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

See the discussion under Item 1.01 above with respect to the Notes and Amended Notes, which is incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The issuance of the Notes described above in Item 1.01, were exempt from registration pursuant to Section 4(2) and/or Rule 506 of Regulation D of the Securities Act of 1933, as amended, since the foregoing issuances did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the Investors were “accredited investors”.

The issuance of the Amended Notes and the grant of Casimir Warrants described above in Item 1.01, were exempt from registration pursuant to Section 4(2), Rule 506 of Regulation D and/or Regulation S of the Securities Act of 1933, as amended, since the foregoing issuances and grants did not involve a public offering, the recipients took the securities for investment and not resale, we took appropriate measures to restrict transfer, and the recipients (a) were “accredited investors,” (b) had access to similar documentation and information as would be required in a Registration Statement under the Securities Act of 1933; and/or (c) were non-U.S. persons.

ITEM 7.01 REGULATION FD DISCLOSURE.

On March 10, 2014, the Company’s President and Chief Executive Officer, Frank C. Ingriselli and Executive Vice President and Chief Financial Officer, Michael L. Peterson will present at the 26th Annual Roth Conference, to be held at the Ritz Carlton in Dana Point, California on Monday, March 10, 2014 at 11:30 a.m. Pacific Time (the “Conference”).

Mr. Ingriselli and Mr. Peterson will use the PowerPoint Presentation (the “Presentation”) furnished herewith as Exhibit 99.1 in their presentation at the Conference.

The information in this Item 7.01 and Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information in Item 7.01 of this Current Report and Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act, regardless of any incorporation by reference language in any such filing. This disclosure of information in Item 7.01 of this Current Report shall not be deemed an admission as to the materiality of any information that is required to be disclosed solely by Regulation FD.

ITEM 8.01. OTHER EVENTS

On March 10, 2014, the Company issued a press release announcing the closing of the Continental Acquisition, the Note Purchase and sale of the Notes, and that it closed its previously announced public offering and the sale of additional shares of common stock pursuant to the over-allotment option granted to the underwriters in connection therewith on March 7, 2014, among other things. The Company’s press release is furnished with this Report as Exhibit 99.2 and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

Financial statements relating to the assets acquired in connection with Continental Acquisition are not included in this Current Report on Form 8-K. Such financial statements will be filed within 71 calendar days after the date on which this Current Report on Form 8-K report is required to be filed.

(b) Pro Forma Financial Information.

Pro forma financial information relative to the assets acquired in connection with the Continental Acquisition are not included in this Current Report on Form 8−K. Such pro forma financial information will be filed within 71 calendar days after the date on which this Current Report on Form 8−K report is required to be filed.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger of Pacific Energy Development MSL LLC and PEDCO MSL Merger Sub LLC (March 7, 2014)

3.1*	Articles of Merger (Nevada) of Pacific Energy Development MSL LLC and PEDCO MSL Merger Sub LLC (March 7, 2014)

10.1*
Note Purchase Agreement, dated as of March 7, 2014, by and between the Company; BRe BCLIC Primary, BRe BCLIC Sub, BRe WNIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJ Credit LLC, as investors, and BAM Administrative Services LLC, as agent for the investors

10.2*	Senior Secured Promissory Note (BRe BCLIC Primary) ($11,800,000)(March 7, 2014)

10.3*	Senior Secured Promissory Note (BRe BCLIC Sub) ($423,530)(March 7, 2014)

10.4*	Senior Secured Promissory Note (BRe WNIC 2013 LTC Primary) ($17,522,941)(March 7, 2014)

10.5*	Senior Secured Promissory Note (BRe WNIC 2013 LTC Sub) ($803,529)(March 7, 2014)

10.6*	Senior Secured Promissory Note (RJ Credit LLC) ($19,450,000)(March 7, 2014)#

10.7*
Guaranty dated March 7, 2014, by Pacific Energy Development Corp., White Hawk Petroleum, LLC, Pacific Energy & Rare Earth Limited, Blackhawk Energy Limited, Pacific Energy Development MSL, LLC, and Red Hawk Petroleum, LLC, in favor of BAM Administrative Services LLC, as agent

10.8*
Security Agreement dated March 7, 2014, by Pacific Energy Development Corp., White Hawk Petroleum, LLC, Pacific Energy & Rare Earth Limited, Blackhawk Energy Limited, Pacific Energy Development MSL, LLC, and Red Hawk Petroleum, LLC, in favor of BAM Administrative Services LLC, as secured party

10.9*	Patent Security Agreement dated March 7, 2014, by the Company in favor of BAM Administrative Services LLC, as secured party

10.10*	Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production (Matagorda County, Texas) (March 7, 2014)

10.11*	Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreement (Morgan County, Colorado) – Pacific Energy Development Corp. (March 7, 2014)

10.12*	Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreement (Morgan County, Colorado) – Red Hawk Petroleum, LLC (March 7, 2014)

10.13*	Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreement (Weld County, Colorado) – Pacific Energy Development Corp. (March 7, 2014)

10.14*	Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreement (Weld County, Colorado) – Red Hawk Petroleum, LLC (March 7, 2014)

10.15*	Purchase and Sale Agreement, dated March 7, 2014, by and between Red Hawk Petroleum, LLC and RJ Resources Corp.

10.16*	Asia Sixth Purchase Agreement, dated March 7, 2014, by and between Pacific Energy Development Corp. and RJ Resources Corp.

10.17*	Membership Interest Purchase Agreement, dated March 7, 2014, by and between Pacific Energy Development Corp. and RJ Resources Corp.

10.18*	Form of Warrant for the Purchase of 1,000,000 shares of Common Stock granted to Casimir Capital, LP (March 7, 2014)

10.19*	Form of Second Amendment to Secured Promissory Note (March 7, 2014)

10.20*	Form of Subordination and Intercreditor Agreement with Secured Promissory Note Holders (March 7, 2014)

10.21*	Letter Amending Cash Compensation Payable to South Texas Reservoir Alliance LLC (March 7, 2014)

10.22*	Amendatory Letter Agreement No. 2 to Purchase and Sale Agreement, dated January 21, 2014, between Continental Resources, Inc. and Red Hawk Petroleum, LLC

99.1*	Power Point Presentation

99.2**	Press Release Dated March 10, 2014

* Filed herewith.

** Furnished herewith.

# Although the RJ Credit LLC note has a total face value of $19,450,000, the Company is not obligated to pay any amount more than is borrowed over the $3,950,000 initially funded by RJ Credit LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDEVCO CORP.

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
President and Chief Executive Officer

Date: March 10, 2014

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger of Pacific Energy Development MSL LLC and PEDCO MSL Merger Sub LLC (March 7, 2014)

3.1*	Articles of Merger (Nevada) of Pacific Energy Development MSL LLC and PEDCO MSL Merger Sub LLC (March 7, 2014)

10.1*
Note Purchase Agreement, dated as of March 7, 2014, by and between the Company; BRe BCLIC Primary, BRe BCLIC Sub, BRe WNIC 2013 LTC Primary, BRe WNIC 2013 LTC Sub, and RJ Credit LLC, as investors, and BAM Administrative Services LLC, as agent for the investors

10.2*	Senior Secured Promissory Note (BRe BCLIC Primary) ($11,800,000)(March 7, 2014)

10.3*	Senior Secured Promissory Note (BRe BCLIC Sub) ($423,530)(March 7, 2014)

10.4*	Senior Secured Promissory Note (BRe WNIC 2013 LTC Primary) ($17,522,941)(March 7, 2014)

10.5*	Senior Secured Promissory Note (BRe WNIC 2013 LTC Sub) ($803,529)(March 7, 2014)

10.6*	Senior Secured Promissory Note (RJ Credit LLC) ($19,450,000)(March 7, 2014)#

10.7*
Guaranty dated March 7, 2014, by Pacific Energy Development Corp., White Hawk Petroleum, LLC, Pacific Energy & Rare Earth Limited, Blackhawk Energy Limited, Pacific Energy Development MSL, LLC, and Red Hawk Petroleum, LLC, in favor of BAM Administrative Services LLC, as agent

10.8*
Security Agreement dated March 7, 2014, by Pacific Energy Development Corp., White Hawk Petroleum, LLC, Pacific Energy & Rare Earth Limited, Blackhawk Energy Limited, Pacific Energy Development MSL, LLC, and Red Hawk Petroleum, LLC, in favor of BAM Administrative Services LLC, as secured party

10.9*	Patent Security Agreement dated March 7, 2014, by the Company in favor of BAM Administrative Services LLC, as secured party

10.10*	Mortgage, Deed of Trust, Security Agreement, Financing Statement and Assignment of Production (Matagorda County, Texas) (March 7, 2014)

10.11*	Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreement (Morgan County, Colorado) – Pacific Energy Development Corp. (March 7, 2014)

10.12*	Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreement (Morgan County, Colorado) – Red Hawk Petroleum, LLC (March 7, 2014)

10.13*	Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreement (Weld County, Colorado) – Pacific Energy Development Corp. (March 7, 2014)

10.14*	Leasehold Deed of Trust, Fixture Filing, Assignment of Rents and Leases, and Security Agreement (Weld County, Colorado) – Red Hawk Petroleum, LLC (March 7, 2014)

10.15*	Purchase and Sale Agreement, dated March 7, 2014, by and between Red Hawk Petroleum, LLC and RJ Resources Corp.

10.16*	Asia Sixth Purchase Agreement, dated March 7, 2014, by and between Pacific Energy Development Corp. and RJ Resources Corp.

10.17*	Membership Interest Purchase Agreement, dated March 7, 2014, by and between Pacific Energy Development Corp. and RJ Resources Corp.

10.18*	Form of Warrant for the Purchase of 1,000,000 shares of Common Stock granted to Casimir Capital, LP (March 7, 2014)

10.19*	Form of Second Amendment to Secured Promissory Note (March 7, 2014)

10.20*	Form of Subordination and Intercreditor Agreement with Secured Promissory Note Holders (March 7, 2014)

10.21*	Letter Amending Cash Compensation Payable to South Texas Reservoir Alliance LLC (March 7, 2014)

10.22*	Amendatory Letter Agreement No. 2 to Purchase and Sale Agreement, dated January 21, 2014, between Continental Resources, Inc. and Red Hawk Petroleum, LLC

99.1*	Power Point Presentation

99.2**	Press Release Dated March 10, 2014

* Filed herewith.

** Furnished herewith.

# Although the RJ Credit LLC note has a total face value of $19,450,000, the Company is not obligated to pay any amount more than is borrowed over the $3,950,000 initially funded by RJ Credit LLC.